Calculation of Filing Fee Tables
S-3
J.Jill, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(a)	173,489	$ 23.49	$ 4,075,256.61	0.0001381	$ 562.79
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.01 per share	415(a)(6)	5,000,000		$ 129,150,000.00			S-3	333-274536	09/25/2023	$ 14,232.33
Carry Forward Securities	3	Equity	Common Stock, par value $0.01 per share	415(a)(6)	7,165,444		$ 185,083,419.00			S-3	333-274536	09/25/2023	$ 20,396.19
			Total Offering Amounts:				$ 318,308,675.61		$ 562.79
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 562.79
Offering Note
[1]	1a. Represents securities that may be offered and sold from time to time in one or more offerings by the selling stockholder named in this prospectus (Secondary Offering). 1b. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transactions. 1c. Calculated pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low sales price of the shares of Common Stock on September 11, 2026, as reported on the New York Stock Exchange, which is within five (5) business days of the filing hereof.

[2]	The Registrant previously filed a Registration Statement on Form S-3 (File No. 333-274536), initially filed with the Securities and Exchange Commission on September 15, 2023, and declared effective on September 25, 2023 (the "Prior Registration Statement"), that registered $154,980,000 of securities to be offered by the Registrant from time to time and $218,662,419 of securities to be offered by the selling securityholders from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $314,233,419 of unsold securities (the "Unsold Securities"), that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $34,628.52 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the amount of Registration Fee in the table above reflects only the registration fee attributable to the $4,075,256.61 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[3]	See Note 2.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date